Exhibit 2.02(a)

                              NOTICE OF BORROWING
                              -------------------


          The undersigned hereby certifies that he is the Chief Executive Officer or Chief Financial Officer of Weingarten Realty Investors, a Texas real estate investment trust (the "Borrower"), and that as such he is authorized to execute this Notice of Borrowing on behalf of the Borrower. With reference to that certain Amended and Restated Credit Agreement dated November __, 1996 (as the same may be amended, modified, increased, supplemented and/or restated from time to time, the "Credit Agreement") entered into by and among the Borrower, TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association and each of the other banks to become a party thereto in accordance with the terms and provisions thereof (collectively the "Banks") and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as Agent (the "Agent"), NATIONSBANK OF TEXAS, N.A., as Documentary Agent and COMMERZBANK, A.G., as Co-Agent, the undersigned further certifies, represents and warrants on behalf of the Borrower that to his best knowledge and belief after reasonable and due investigation and review, all of the following statements are true and correct (each capitalized term used herein having the same meaning given to it in the Credit Agreement unless otherwise specified):

          Borrower requests that each Bank advance to the Borrower its Pro Rata Percentage of the aggregate sum of $________ by no later than ________, 19__. Immediately following such Advances, the aggregate outstanding balance of Advances shall equal $________. Borrower requests that the ratable principal amount for each Bank of the Advances consist of Effective Federal Funds Rate Advances and/or LIBOR Rate Advances as follows:

Note:    Borrower  need  only  complete  the  line  item  labeled  "Total".

     (i) The principal amount of Advances consisting of LIBOR Rate Advances for which the initial Interest Period shall be seven (7) days, if any, requested to be made by each Bank is as follows:


               _________________              $______________

               _________________              $______________

               Total                          $______________


     (ii) The principal amount of Advances consisting of LIBOR Rate Advances for which the initial Interest Period shall be one month, if any,
                                                            ---------
requested  to  be  made  by  each  Bank  is  as  follows:

               _________________              $______________

               _________________              $______________

               _________________              $______________

               _________________              $______________

               Total                          $______________


     (iii) The principal amount of Advances consisting of LIBOR Rate Advances for which the initial Interest Period shall be two months, if any,
                                                           ----------
requested  to  be  made  by  each  Bank  is  as  follows:

               _________________              $______________

               _________________              $______________

               _________________              $______________

               _________________              $______________

               Total                          $______________


     (iv) The principal amount of Advances consisting of Effective Federal Funds Rate Advances, if any, requested to be made by each Bank is as follows:

               _________________              $______________

               _________________              $______________

               _________________              $______________

               _________________              $______________

               Total                          $______________


     (v) The principal amount of Advances consisting of LIBOR Rate Advances for which the initial Interest Period shall be three months, if any,
                                                         ------------
requested  to  be  made  by  each  Bank  is  as  follows:

               _________________              $______________

               _________________              $______________

               _________________              $______________

               _________________              $______________

               Total                          $______________


          (a) The representations and warranties contained in Article V of the Credit Agreement are true and correct in all material respects on and as of the date hereof, before and after giving effect to such Borrowing, and to the application of the proceeds therefrom, as though made on and as of this date.

          (b) No event has occurred or is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, which constitutes (or would constitute) a Default or an Event of Default.

          EXECUTED  AND  DELIVERED  this  ___  day  of  ________,  19__.

                                   WEINGARTEN  REALTY  INVESTORS



                                   By:
                                   Name:
                                   Title:




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